SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report                      SEPTEMBER 29, 1998

                         THE AMERICAN ENERGY GROUP, LTD.
             (Exact name of registrant as specified in its charter)

        NEVADA                       0-26402                   87-0448843
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)          Identification No.)


     P.O. BOX 489, SIMONTON, TEXAS                           77476
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code     (281) 346-2652



(Former name or former address, if changed since last report.)


                        The American Energy Group, Ltd. Form 8-K/A   Page 1

                                   FORM 8-K

                        THE AMERICAN ENERGY GROUP, LTD.


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
      Not Applicable.


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS
      Not Applicable.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

      Not applicable


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

      Not Applicable.

ITEM 5.  OTHER EVENTS.

      As reported previously, the Company's wholly owned subsidiary, HYCARBEX-AMERICAN ENERGY, INC., engaged in drilling operations on its Jacobabad Concession in the Middle Indus Basin in Central Pakistan from March 15,1998 through the end of May, 1998, when further drilling and testing of this initial well was suspended after drilling to approximately 8,250 feet. The exploratory well, called the Kharnhak No. 1, is not presently classified as a commercial discovery by the Government of Pakistan and the Company has not applied for such "discovery" status with the Government of Pakistan due to the uncertainty as to the well's commercial viability. Upon the suspension of operations, the Company commissioned a preliminary geological analysis and independent reserve study from Martin Petroleum and Associates of Calgary, Alberta, Canada, a firm with experience in such evaluations within Pakistan. Based upon its investigation and analysis, Martin Petroleum & Associates has generated a report to Company's management, a copy of which is attached hereto, wherein the Probable Recoverable Reserves attributable to the Pakistan Concession are estimated. The definition of Probable Recoverable Reserves is contained within the Report. It must be emphasized that the natural gas reserves estimated herein are not classified by Martin Petroleum & Associates as "Proven" (as defined in the Report) and thus the prospects for the recovery of hydrocarbons from the Concession remain in an unproved status until further operations are performed by the Company. The estimates and projections contained within the Report are forward-looking and there is no guarantee that the estimated reserves will be recovered or will even be found to exist in the magnitudes identified in the Report. Further, there are considerable risks involved with the evaluation of the reserves underlying this Concession, and the potential recovery of hydrocarbons therefrom, including economic and geological risks, product pricing variations

                         The American Energy Group, Ltd.  Form 8-K   Page 2

                                   FORM 8-K

                        THE AMERICAN ENERGY GROUP, LTD.


ITEM 5.  OTHER EVENTS. (Continued)

and changes in governmental policies. Additionally, while the Company has obtained approval from the Government of Pakistan to renew and extend its Exploration License for one year from May 29, 1998, and is contemplating the drilling of a second exploration well in December of 1998, there is likewise a risk of acreage forfeiture under the terms of the Exploration License should the Company fail to perform in accordance with the terms of the Exploration License. Despite the foregoing risks, management believes that further substantial financial investment in the Concession is justified and could prove a significant exploration opportunity for the Company.

Subsequent to the initial filing of Form 8-K, the Company received communication from the Directorate General of Petroleum Concessions of the Government of Pakistan with comments regarding the information within the Filing. The following are those comments related to the Form 8-K filing, along with the Company's response to those comments:

DGPC Comment #1:
"The statement that Kharnhak #1 is not presently classified as a commercial discovery by GOP and the Company has not applied for such discovery status with the Government of Pakistan due to uncertainty as to the well commercial viability" is misleading and an impression is being given here that discovery has already been made but the company has not yet filed a commercial discovery notice to the Government."

Management Response to Comment #1:
The Company's statement on this matter is a factual statement included to specifically dispel any previous impressions or implications that the Kharnhak #1 was a discovery. The disclosure that the Company has not applied for discovery status further attempts to emphasize this fact.

DGPC Comment #2:
"The statement that the Company commissioned a preliminary geological analysis and independent reserves study from M/s Martin Petroleum and Associates and Associates of Calgary, Alberta, Canada a firm with experience in such evaluations in Pakistan is also not correct as an independent verification of data was not conducted by the consultant and the study was not authorized by the joint venture and therefore could not be used as a basis for release of any information to any agency. M/s Martin Petroleum and Associates have also very limited experience in such evaluations in Pakistan.

Management Response To Comment #2:
Martin Petroleum and Associates experience is shown in Paragraph 4 of its Certificate of Qualification in its Report dated August 21, 1998, and attached to Form 8-K as Exhibit "A".


                         The American Energy Group, Ltd.  Form 8-K   Page 3

The study was not authorized by the Joint Venture but by The American Energy group, Ltd, the parent company of a joint venture partner and an affiliate in terms of the Joint Operating Agreement. As advised by counsel, an affiliate to a joint venture party is entitled to receive information from an affiliated joint venture party and is authorized to disclose the same if required by law. Counsel has advised that the Martin Report is a material event requiring disclosure to the SEC. Therefore, as per advise received the release of the information is not "unauthorized".

Consultants do not normally carry out an independent verification of the data but rely on the information provided by the client. Martin Petroleum has qualified its opinion accordingly.

DGPC Comments #3:
"The estimates of probable recoverable reserves of gas are speculative and therefore misleading as the data used by consultant was not verified by them as stated in the report."

Management Response to Comment #3:
The Company agrees that the estimates are speculative, and have disclosed repeatedly the uncertainty of these estimates. Reserve Estimates, by their own definition, are a "calculated guess" prepared by qualified professionals as to various categories of reserves, qualified even further by categorization as either Proved, Probable, or Possible. When qualified as Probable, reserves are therefore recognized as not proven. As they are identified as such, they are in no way misleading. The estimates of Probable Reserves is the opinion of the consultant, Martin Petroleum and Associates.

DGPC Comment #4:
"According to their own statement in Form 8-K, the estimates and projections contained in the report are forward looking and there is no guarantee this the estimated reserves will be recoverable or will even be found to exist in the magnitudes identified in the Report. The reserves estimates are therefore highly speculative."

Management Response to Comment #4:
The Company again agrees that the estimates are speculative. The estimates of Probable Reserves is the opinion of the consultant, Martin Petroleum and Associates.

DGPC Comment #5:
"The report by M/s Martin Petroleum and Associates has been attached as exhibit to Form 8-K. The joint venture has not authorized such a study and therefore this disclosure is unauthorized."

Management Response to Comment #5:
As discussed in Response #2, the study was not authorized by the Joint Venture but by The American Energy Group, Ltd, the parent company of a joint venture partner and an affiliate in terms of the Joint Operating Agreement. As advised by counsel, an affiliate to a joint venture party is entitled to receive information from an affiliated joint venture party and is authorized to disclose the same if required by law. Counsel has advised that the Martin Report is a material event requiring disclosure to the SEC. Therefore, as per advice received, the release of the information is not "unauthorized".


                         The American Energy Group, Ltd.  Form 8-K   Page 4

In addition to the comments above, the Company has attached hereto and by Exhibit made a part hereof the complete response by letter to the above matter. (See Exhibit "C" attached.)

ITEM 6. RESIGNATIONS OF REGISTRANTS DIRECTORS.
      Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
      Not Applicable

ITEM 8.  CHANGE IN FISCAL YEAR.
      Not Applicable.

EXHIBITS:
      EXHIBIT A: Attached hereto and by reference made a part hereof is the Martin Petroleum and Associates Reservoir Study entitled "Evaluation of Jacobabad Prospect, Pakistan" dated August 21, 1998.

      EXHIBIT B: Attached hereto and by reference made a part hereof is the Martin Petroleum and Associates Letter of Consent for disclosure of this study dated September 17, 1998.

      EXHIBIT C: Attached hereto and by reference made a part hereof is the American Energy Group, Ltd. Letter dated September 28, 1998 in Response to the Government of Pakistan's comments regarding Form 8-K Filing.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         THE AMERICAN ENERGY GROUP, LTD.
                                  (Registrant)


Date:        SEPTEMBER  29, 1998        BY:   B/J/S
                                         Bradley J. Simmons, President

                         The American Energy Group, Ltd.  Form 8-K   Page 5

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                               TABLE OF CONTENTS

LETTER OF TRANSMITTAL

INDEPENDENT PETROLEUM ENGINEERS' CONSENT

CERTIFICATE OF QUALIFICATIONS

RESERVES DEFINITIONS

                                        TAB NO.
                                        --------
JACOBABAD EVALUATION
     Discussion......................       1
     FIGURES.........................       2
     TABLES..........................       3


                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                          MARTIN PETROLEUM & ASSOCIATES
       SUITE 500, 808 - 4TH AVENUE S.W., CALGARY, ALBERTA, T2P 3E8, CANADA
               Telephone: (403) 264-5379 Facsimile: (403) 262-3589
                         e-mail: martinpt@cadvision.com

The American Energy Group, Ltd.
P.O. Box 489
Simonton, Texas 77476

ATTENTION:  Mr. Brad Simmons

Dear Sir:

                RE:  EVALUATION OF JACOBABAD PROSPECT, PAKISTAN

     At your request, we have prepared an evaluation of the gas reserves and the future cash flows attributable to the interests of The American Energy Group, Ltd., in the Jacobabad area of Pakistan. The effective date of the evaluation is August 1, 1998.

     The estimated net gas reserves and the future cash flows at constant prices and costs of The American Energy Group, Ltd., after deduction of all outside working interests, royalties, government bonuses and future capital and operating costs, but before income taxes, are as follows:


                                                              REMAINING RESERVES
                                        --------------------------------------------------------------
                                                    GROSS                         COMPANY NET
                                        -----------------------------    -----------------------------
                                                               SALES                            SALES
                                          OIL       NGLS        GAS        OIL       NGLS        GAS
          RESERVES CATEGORY              MSTB       MSTB        BCF       MSTB       MSTB        BCF
-------------------------------------   -------    -------    -------    -------    -------    -------
Probable Reserves....................        --         --    5,159.9         --         --    3,231.3
Possible Reserves....................        --         --    2,203.3         --         --    1,435.2
Total Probable and Possible..........        --         --    7,363.2         --         --    4,666.5

                                                 PRESENT VALUE OF CASH FLOW, MM $ BEFORE TAX
                                        --------------------------------------------------------------
          RESERVES CATEGORY             UNDISC.     @ 10%      @ 12%      @ 15%      @ 18%      @ 20%
-------------------------------------   -------    -------    -------    -------    -------    -------
Probable Reserves....................   4,461.1    1,767.6    1,521.9    1,235.5    1,020.0      904.9
Possible Reserves....................   2,077.3      497.6      391.6      279.3      203.4      166.4
Total Probable and Possible..........   6,538.4    2,265.2    1,913.5    1,514.8    1,223.4    1,071.3


               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

The American Energy Group, Lt.                                   August 21, 1998
Attention:  Mr. Brad Simmons                                              Page 2
--------------------------------------------------------------------------------

     The above values represent the potential assuming no risk is attached to the performance of the properties and the results are as estimated. However, as an allowance for the risk that is associated with the probability of successfully producing such reserves, the probable reserves have been reduced by 50 percent and the possible reserves have been reduced by 75 percent. This adjustment applies only to the results in this letter. The cash flow forecasts throughout the report have not been risk adjusted. These adjusted values are as follows:

                                                        REMAINING RESERVES
                                        ---------------------------------------------------
                                                 GROSS                   COMPANY NET
                                        ------------------------   ------------------------
                                                         SALES                      SALES
                                        OIL     NGLS      GAS      OIL     NGLS      GAS
          RESERVES CATEGORY             MSTB    MSTB      BCF      MSTB    MSTB      BCF
-------------------------------------   ----    ----   ---------   ----    ----   ---------
Probable Reserves....................   0.0     0.0      2,580.0   0.0     0.0      1,615.7
Possible Reserves....................   0.0     0.0        550.8   0.0     0.0        358.8
Total Probable + Possible............   0.0     0.0      3,130.8   0.0     0.0      1,974.5

                                                  PRESENT VALUE OF CASH FLOW, MM$ BEFORE TAX
                                        ---------------------------------------------------------------
          RESERVES CATEGORY             UNDISC.     @ 10%      @ 12%      @ 15%      @ 18%      @ 20%
-------------------------------------   -------   ---------  ---------  ---------  ---------  ---------
Probable Reserves....................   2,230.6       883.8      761.0      617.8      510.0      452.5
Possible Reserves....................     519.3       124.4       97.9       69.8       50.9       41.6
Total Probable + Possible............   2,749.9     1,008.2      858.9      687.6      560.9      494.1


     The cash flow forecasts are shown as TABLES JAC-IV and JAC-V.

     Please note that, throughout this evaluation, more significant digits were carried in the mathematical calculations than are presented in this report and, as a result, columns of numbers may not add exactly to the totals presented. All monetary values presented in this report are expressed in U.S. dollars.

     The information used in this report was provided by The American Energy Group, Ltd., or was obtained from public sources and from the files of Martin Petroleum & Associates. With respect to the data that was made available by The American Energy Group, Ltd., Martin Petroleum & Associates, its employees and/or its agents have relied upon the accuracy of such data and did not conduct any independent verification of such data. In addition, Martin Petroleum & Associates did not perform any field inspections of any of the properties evaluated in this report. The report has been prepared by Martin Petroleum & Associates for the use of The American Energy Group, Ltd.

     The gas price used in this report has been held constant at $1.78/Mcf as discussed in the body of this report. As well, no inflation has been applied to anticipated capital or operating costs.

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

The American Energy Group, Ltd.                                  August 21, 1998
Attention:  Mr. Brad Simmons                                              Page 3
--------------------------------------------------------------------------------

     Uncertainty of results always introduces risk into drilling ventures. Because of the inherent risk, no guarantee is given or implied that the conclusions of this report, either production forecasts or monetary, will be achieved. The study represents a best effort to predict future performance and subsequent economic worth of properties reviewed. The values reported herein may not necessarily be the fair market value of the reserves. No estimate of the prospective value of undeveloped land is included.

     Attached to this covering letter is a report discussing the material reviewed and the assumptions and methodology used in preparing the evaluation. No Company overheads or administration costs are included other than those directly charged to the well, facility or drilling operations.

     Also included is a list of reserves definitions used herein.

     We appreciate the opportunity to be of service and will be pleased to discuss any concerns or questions you may have regarding this report.

                                          Yours truly,
                                          MARTIN PETROLEUM & ASSOCIATES


                                          /s/ S. NEIL SEDGWICK
                                              S. Neil Sedgwick, B.Sc., P.Eng.

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                    INDEPENDENT PETROLEUM ENGINEERS' CONSENT

     The undersigned firm of Independent Petroleum Engineers of Calgary, Alberta, Canada, knows that it is named as having prepared an evaluation of gas reserves of The American Energy Group,, Ltd., in Jacobabad, Pakistan during the months of July and August 1998, at the request of The American Energy Group, Ltd., and the undersigned firm hereby gives its consent to the use of its name and to the use of the said estimates.


                                                    PERMIT TO PRACTICE
                                              MARTIN PETROLEUM & ASSOCIATES

                                          Signature /s/ S. NEIL SEDGWICK
                                          Date               4/9/98
                                                       PERMIT NUMBER: P 4373
                                              The Association of Professional
                                                 Engineers, Geologists and
                                                  Geophysicists of Alberta


                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                         CERTIFICATE OF QUALIFICATIONS

     I, S. Neil Sedgwick, Petroleum Engineer, Suite 500, 808 - 4th Avenue S.W., Calgary, Alberta, Canada, hereby certify:

     1. THAT I am a consulting partner with Martin Petroleum & Associates, Petroleum Consultants, which Company prepared an evaluation of gas reserves of The American Energy Group, Ltd., during the months of July and August 1998, at the request of The American Energy Group, Ltd.

     2. THAT Martin Petroleum & Associates, their officers and their employees have no direct or indirect interest, nor do they expect to receive any direct or indirect interest in the properties of or in any securities of The American Energy Group, Ltd.

     3. THAT I attended Queen's University at Kingston, Ontario, Canada and graduated with a Bachelor of Science Degree in Geology in 1975; and that I am a Registered Professional Engineer with the Association of Petroleum Engineers, Geologists and Geophysicists in the Province of Alberta and have in excess of 23 years experience in engineering evaluations and operations of oil and gas fields.

     4. THAT Martin Petroleum & Associates has been providing technical and economic evaluations of oil and gas properties to the industry since it was originally formed in 1979. The Company has acquired considerable domestic and international expertise. With respect to this evaluation, our experience includes a review of the Thatta Block 2367-1 in 1997 for a private company; preparation of a large "Hydrocarbon Sector Strategy Study" of Pakistan's oil and gas industry for the Asian Development Bank in 1993; and preparation of a feasibility study on the Dhodak field for the Pakistan Ministry of Petroleum and Natural Resources in 1984. Our experience in the region also includes evaluations of prospects in Thailand, Indonesia, Australia and Turkey.

     5. THAT a personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of the nature of the information available on the area studied.


                                          /s/ S. NEIL SEDGWICK
                                              S. Neil Sedgwick, B.Sc., P.Eng.
                                              MARTIN PETROLEUM & ASSOCIATES


                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                              RESERVES DEFINITION

"PROVED RESERVES"

     These reserves are estimated as recoverable under current technology and existing economic conditions from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including the reserves to be obtained by enhanced recovery processes demonstrated to be economic and technically successful in the subject reservoir.

"PROVED PRODUCING RESERVES"

     These are proved reserves that are actually on production or, if not producing, could be recovered from existing wells or facilities and where the reasons for the current non-producing status is the choice of the owner rather than the lack of markets or some other reason. An illustration of such a situation is where a well or zone is capable, but is shut-in because its deliverability is not required to meet contractual commitments.

"PROVED NON-PRODUCING RESERVES"

     These are proved reserves that are not currently producing either due to lack of facilities and/or markets.

"PROBABLE RESERVES"

     These are reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions, but where such analysis suggests the likelihood of their existence and future recovery. Probable reserves to be obtained by the application of enhanced recovery processes will be the increased recovery over and above that estimated in the proved category which can be realistically estimated for the pool on the basis of enhanced recovery processes which can be reasonably expected to be instituted in the future.

"POSSIBLE RESERVES"

     These are additional reserves which may be discovered by further drilling on lands indicated to be hydrocarbon bearing by wells drilled in the area, but too far distant from the subject lands to yet be considered to contain proved or probable reserves, or from prospective hydrocarbon bearing zones in existing wells which have not been adequately tested.

"METRIC VOLUMES"

     Metric gas volumes at 101.325 kPa and 15C (288 K), oil at 15C.

"IMPERIAL VOLUMES"

     Imperial gas volumes at 14.65 psia and 60 F (520 R), oil at 60 F.


                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                              JACOBABAD, PAKISTAN

INTRODUCTION

     In April 1995 the Company acquired a concession from the Government of Pakistan consisting of an exploration license on BLOCK 2768-4 in the Middle Indus Basin. Geographically, the block is near the town of Jacobabad which is approximately 233 miles north of the port city of Karachi. The location is highlighted on the attached FIGURE JAC-1. The concession terms and conditions as understood and applicable to this analysis are summarized in TABLE JAC-1.

     Block 2768-4 is a continguous block which originally encompassed 5,000 square kilometers. In 1998, the Company relinquished 1,000 square kilometers leaving the current size of 4,000 square kilometers or approximately 988,000 acres. The area is close to a major highway as well as the main Sui Southern gas transmission lines.

GEOLOGICAL POTENTIAL

     Prior to the Company's involvement, there were three wells drilled on this block, two in the 1950's and one in 1974. All were drilled on the crest of a major seismically-defined anticlinal structure and all had significant gas shows in the Eocene Sui Main Limestone. Unfortunately, the single gas analysis available indicated a CO2 plus N2 content in excess of 70 percent. The high CO2 plus N2 content is not uncommon for Eocene limestone reservoirs in the region.

     Other prospective horizons on the Block include the Cretaceous Pab and Goru/Sembar Sandstones. Generally, the older Cretaceous reservoirs in the region contained much lower concentrations of non-hydrocarbon gas and could also be oil bearing.

     The Company acquired and interpreted 684 kilometers of 2D seismic including 260 kilometers of new seismic run by the Company. Their interpretation delineates a significant structure cut by a major north-south fault and numerous smaller faults as shown on FIGURE JAC-2. All of the earlier wells were drilled at the highest point on the west or up thrown side of the major fault.

     On the basis of the seismic interpretation, the Company drilled the Kharnhak-1 well in the spring of 1998. The location was chosen as the best compromise for encountering all three horizons.

KHARNHAK-1 WELL

     The Kharnhak-1 well was spudded on March 15, 1998 and drilled to a depth of 8,250 feet in the Jurassic Chiltan Limestone. Intermediate casing was set at 3,808 feet and final 7 inch casing was set at 7,500 feet. During drilling the mud log showed gas "kicks" in the Kirthar Limestone, the Sui Main Limestone, the Pab Sandstone and the Chiltan Limestone. The Goru/Sembar, one of the original targets, had no shows and appeared tight in this well. It should be noted that the mud log "kicks" indicated high concentrations of methane and ethane which implied low concentrations of CO2 and N2

     After casing was set, three DSTs (DSTs 1, 1A and 2) were attempted over the open hole section from 7,500 to 8,500 feet in the Chiltan Limestone with the packer set in the casing. The open hole was subsequently isolated with a cement plug from 7,200 to 7,317 feet. Two intervals in the Sui Main Limestone, 3,920-3,930 feet (DST 3) and 3,830-3,818 (DST 4), were perforated and tested in succession using DST tools. DST 3 was technically successful but problems isolating the lower perforations invalidated DST 4. Production testing and stimulation equipment were unavailable and the decision was made to suspend operations for the time being. Neither the Kirthar nor Pab formations were tested. The Company expects to return to this well and continue testing in conjunction with drilling a follow-up well in the fall of 1998.


                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

     Although the Kirthar, Pab, Chiltan and even the Goru/Sembar still have potential on this structure, it is considered too prospective at this time and therefore, beyond the scope of this analysis. Accordingly, the focus of this evaluation is the Sui Main Limestone.

THE SUI MAIN LIMESTONE

     During the drilling of Kharnhak-1, the Sui Main Limestone was cored almost continuously from 3,858 to 3,998 feet. Core analysis results which are still preliminary indicate porosities ranging from 5 percent to more than 30 percent. This is consistent with the log derived porosities. Corresponding permeabilities range from .2 to more than 15 millidarcies.

     Sidewall cores were also cut at intervals in the Sui and Pab formations from 3,824 to 4,792 feet. These were sent to Core Laboratories in Malaysia. Head space gas analysis indicated high CO2 content which was inconsistent with the mud log. During DST 3 the mud logging unit was used to continuously analyse the gas and was calibrated to detect CO2 but none was detected. The well was drilled with an acidic KCL mud system which may have had sufficient reaction with the limestone to contaminate the core samples. As well the integrity of the core samples was compromised in transit as the same bottles were all opened at both customs in Pakistan and Malaysia.

     DST 3 flowed gas to surface on preflow after 60 minutes at rates too small to measure. Gas would burn when ignited. On second flow the well flowed gasified formation water and unfortunately the Operator could not obtain a gas sample. The water appears to have come from below a gas water contact at approximately 3,940 feet KB or 3,739 feet subsea. This contact was estimated from the pressure gradient as shown on FIGURE JAC-3 which shows a significant break at approximately that depth. The contact is not evident on the resistivity log but that's not surprising considering the mud filtrate and formation water resistivities are very similar.

     Based on our analysis, the Sui Main Limestone appears to be gas charged above 3,739 feet subsea. Further, it appears that the gas composition will be greater than 80 percent hydrocarbons.

RESERVES

     FIGURE JAC-2 is a time structure map of the Jcobabad feature on top of the Sui Main Limestone prepared by the Company. The red and green shaded areas on the map represent the lower and upper limits of closure above the interpolated water contact. The Sui Main Limestone gains approximately 1,200 feet of structure over an areal extent of between approximately 85,000 and 112,500 acres. The Sui Main Limestone in the Kharnhak-1 well is approximately 692 feet thick. The earlier wells on the west side of the major fault at the crest of the structure as well as the seismic give no indication of an erosional unconformity at the top of the structure and, therefore, the formation thickness is expected to be relatively consistent. Using a simple concentric cone analysis and an average net to gross pay ratio of 73.8 percent derived from the Kharnhak-1 well, there are between 20 and 30 million acre feet of potential reservoir. The original gas in place (OGIP) could be between 8.8 Tcf and 12.6 Tcf.

     In this analysis, probable reserves have been assigned to the lower limit area, shaded red on FIGURE JAC-2 and probable plus possible reserves have been assigned the total red plus green shaded areas. The average volumetric parameters were estimated based on the Kharnhak-1 well. An ultimate recovery factor of 65 percent of the OGIP and a surface loss of 10 percent of the raw gas produced have been assumed. The volumetric parameters and reserve estimates are summarized in TABLES JAC-IIa and JAC-IIb.


                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

PRODUCTION AND ECONOMIC FORECASTS

     In this evaluation, it has been assumed that field development would commence with two additional wells in 1998 and continue with 28 wells in 1999 and 30 wells per year thereafter to an ultimate development of 200 wells in the probable case and 265 wells in the probable plus possible case. The average well density would be approximately 425 acres per well.

     Initial production has been scheduled for mid 1999 from 30 wells with additional wells coming on stream as they are drilled. The production forecasts have been developed based on an initial rate of 8,500 Mcf/d per well declining at 5 percent per year for two years and then at 11 percent per year to the economic limit.

     The capital and operating cost assumptions used in this analysis for well, gathering and field facilities are summarized in TABLE JAC-III. Production bonuses payable to the Government have been included as per the schedule outlined in TABLE JAC-III. Reimbursement of the expenses for the Government's 5 percent carried working interest has been included based on an estimated $3.6 million gross cost to the end of the next well.

     It is our understanding that the Sui Southern Gas Company is paying an average of $1.98 per MMBTU. It has been estimated that with minimal CO2 plus N2 content the Jacobabad gas should contain at least 900 MMBTU per Mcf. Accordingly, an average price of $1.78/Mcf has been used. Most of the gas is used for power generation and the gas company will accept gas with as little as 250 MMBTU per Mcf.

     All of the values presented in this report are expressed in U.S. dollars. No price escalation or cost inflation has been applied.

     The individual production and cash flow forecasts are presented in TABLES JAC-IV and JAC-V for the probable and probable plus possible cases, respectively.


                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                                  TABLE JAC-I
                              JACOBABAD, PAKISTAN
                                  LAND SUMMARY
                        THE AMERICAN ENERGY GROUP, LTD.

Jacobabad Block 2768-4-Exploration License
Middle Indus Basin, Pakistan

ORIGINAL CONCESSION 5,000 square kilometers (1,235,000 acres)
                    Obtained April 1995 -- Three year term
                    One year extension obtained -- June 1998
CURRENT CONCESSION  4,000 square kilometers (988,000 acres)
                    1,000 square kilometers, relinquished in 1998
OBLIGATIONS         First year       -- Process                      (Done)
                                        previous data    $26,000
                    Second year      -- Run Seismic                  (Done)
                                        Surveys          $525,000
                    Third year       -- Drill                        (Done)
                                        exploratory
                                        well             $2,020,000
                                     -- Relinquish 1,000 square kilometers
                    Fourth year      -- Relinquish 1,500 square kilometers

INTERESTS           Company pays 100% of costs
                    Revenue is subject to 5% Carried Working Interest in favor of Government Holdings; a 12.5%
                    Government Royalty and a 3% GORR on 8/8 of production.
                    Upon commercial discovery, Government Holdings has the right to convert its carried working interest to a participating working interest up to a maximum of 25%, with reimbursement to the Company of pre-discovery expenditures relating to the 5%
                    Carried Working Interest. Reimbursement would be in five annual instalments out of production revenue.
                    At the present time, the Kharnhak 1 well is not considered a commercial discovery. It will require more testing and a follow up well. At that time it has been assumed that Government Holdings will participate to the maximum 25%. Accordingly, the Company's interests as evaluated in this analysis are as follows:

                               Working Interest....   100%    Follow up well
                                                       75%    Subsequent wells
                               Revenue Interest....   63.375%


                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                                 TABLE JAC-IIA
                                   KHARNHAK-1
                              JACOBABAD, PAKISTAN

         ESTIMATED GAS RESERVES BY VOLUMETRIC METHOD AND RESERVOIR DATA

                                                                       SI UNITS      IMPERIAL UNITS
                                                                     ------------   ----------------
Reserves Category....................                                           PROBABLE
Productive Horizon...................                                      SUI MAIN LIMESTONE
Top of Pay...........................   m             (ft)                115.8.2             3800.0
Productive Area......................   hectares      (acres)             34398.3            85000.0
Average Net Pay......................   m             (ft)                  74.06              243.0
RESERVOIR VOLUME.....................   E6M3          (AC-FT)           25477.654           2.0655E7
     Average Porosity................   Percent                             19. 6               19.6
     Water Saturation................   Percent                              50.0               50.0
     Residual Oil Saturation.........   Percent                               5.0                5.0
     Initial Res. Pressure...........   kPa           (psia)              12065.8             1750.0
     Reservoir Temperature...........   K             (R)                   352.7              635.0
     Gas Deviation Factor............                                       0.880              0.880
IGIP/Reservoir Volume................   m3/m3         (Mcf/ac-ft)           9.753             427.03
INITIAL-GAS-IN-PLACE.................   E6M3          (MMCF)            248503.94          8820332.0
Recovery Factor......................   Percent                              65.0               65.0
Initial Rec. Raw Gas.................   E6m3          (MMcf)            161527.57          5733216.0
Est. Cum. Raw Gas Prod...............   E6m3          (MMcf)                 0.00                0.0
     to AUGUST 1, 1998
Rem. Raw Gas Reserve.................   E6m3          (MMcf)            161527.57          5733216.0
Surface Loss.........................   Percent                              10.0               10.0
REM. MARKETABLE GAS..................   E6M3          (MMCF)            145374.81          5159894.0
     Average AOF.....................   E3m3/d        (Mcf/d)
     Slope...........................   (n)
     Average DST.....................   E3m3/d        (Mcf/d)
     Flow Test.......................   E3m3/d        (Mcf/d)
CURRENT PRODUCTION RATE..............   E3M3/D        (MCF/D)
     Rec. Condensate/Raw Gas.........   m3/E6m3       (STB/MMcf)
     Rec. Propane/Raw Gas............   m3/E6m3       (STB/MMcf)
     Rec. Butane/Raw Gas.............   m3/E6m3       (STB/MMcf)
     Rec. Sulphur/Raw Gas............   t/E6m3        (LT/MMcf)
Heating value........................   MJ/m3         (Btu/Scf)
Specific Gravity
H2S..................................   Percent
CO2..................................   Percent
N2...................................   Percent
Pc...................................   kPa abs.      psia
Tc...................................   K             R

                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                                 TABLE JAC-LLB
                                   KHARNHAK-1
                              JACOBABAD, PAKISTAN

         ESTIMATED GAS RESERVES BY VOLUMETRIC METHOD AND RESERVOIR DATA

                                                                       SI UNITS       IMPERIAL UNITS
                                                                     ------------     --------------
Reserves Category....................                                      PROBABLE + POSSIBLE
Productive Horizon...................                                      SUI MAIN LIMESTONE
Top to Pay...........................  m             (ft)                  1158.2        3800.0
Productive Area......................  hectares      (acres)              45527.1      112500.0
Average Net Pay......................  m             (ft)                   79.85         262.0
RESERVOIR VOLUME.....................  E6M3          (AC-FT)            36356.872      2.9475E7
     Average Porosity................  Percent                               19.6          19.6
     Water Saturation................  Percent                               50.0          50.0
     Residual Oil Saturation.........  Percent                                5.0           5.0
     Initial Res. Pressure...........  kPa           (psia)               12065.8        1750.0
     Reservoir Temperature...........  K             (R)                    352.7         635.0
     Gas Deviation Factor............                                       0.880         0.880
IGIP / Reservoir Volume..............  m3/m3         (Mcf/ac-ft)            9.753        427.03
INITIAL-GAS-IN-PLACE.................  E6M3          (MMCF)             354618.94     1.25867E7
Recovery Factor......................  Percent                               65.0          65.0
Initial Rec. Raw Gas.................  E6m3          (MMcf)             230502.31     8181387.0
Est. Cum. Raw Gas Prod.                E6m3          (MMcf)                  0.00           0.0
     to AUGUST 1, 1998...............
Rem. Raw Gas Reserve.................  E6m3          (MMcf)             230502.31     8181387.0
Surface Loss.........................  Percent                               10.0          10.0
REM. MARKETABLE GAS..................  E6M3          (MMCF)             207452.09     7363248.0
     Average AOF.....................  E3m3/d        (Mcf/d)
     Slope...........................  (n)
     Average DST.....................  E3m3/d        (Mcf/d)
     Flow Test.......................  E3m3/d        (Mcf/d)
CURRENT PRODUCTION RATE..............  E3M3/D        (MCF/D)
     Rec. Condensate/Raw Gas.........  m3/E6m3       (STB/MMcf)
     Rec. Propane/Raw Gas............  m3E6m3        (STB/MMcf)
     Rec. Butane/Raw Gas.............  m3/E6m3       (STB/MMcf)
     Rec. Sulphur/Raw Gas............  t/E6m3        (LT/MMcf)
Heating Value........................  MJ/m3         (Btu/Scf)
Specific Gravity
H2S..................................  Percent
CO2..................................  Percent
N2...................................  Percent.....
Pc...................................  kPa abs.      psia
Tc...................................  K             R

                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                                 TABLE JAC-III
                              JACOBABAD, PAKISTAN
                              ECONOMIC PARAMETERS

                                                            1998$
                                                         ------------
CAPITAL COSTS
     Drill & complete...................                 $  1,000,000   /well
     Gathering..........................                 $    500,000   /well
     Field facilities...................   1999          $  3,000,000
                                           2000          $  7,000,000
                                           2113          $  3,000,000
     Maintenance capital:
          Gathering.....................   2003 onward   $  1,000,000   /year
          Facilities....................   2001 onward   $  1,000,000   /year
     Government Bonus payable at:
          Initial discovery.............   1999          $    500,000
          Cumulative 300 Bcf............   2001          $  1,000,000
          Cumulative 600 Bcf............   2002          $  1,500,000
          Cumulative 800 Bcf............   2003          $  3,000,000
          Cumulative 1,000 Bcf..........   2004          $  5,000,000
OPERATING COSTS
     Fixed..............................   1998          $    500,000
                                           1999          $  3,000,000
                                           2000 onward   $  6,000,000   /year
     Unit...............................                 $       0.20   /Mcf
PRICE
     $1.78/Mcf assuming 900 MMBTU/Mcf
ESCALATION
     Nil

                                                   MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

JAC                                                                  01:08:00 PM
98032 PAKISTAN                    TABLE JAC-IV                       21 Aug 1998
                          JACOBABAD PROSPECT, PAKISTAN

CONSTANT $1.78/MCF CASE                                                       --
                       PROBABLE GAS -- SUI MAIN LIMESTONE
EFFECTIVE AUGUST 1, 1998                                 ENGINEER: NEIL SEDGWICK
               WI = 100% EXLORATION PHASE, 75% DEVELOPMENT PHASE

               BURDEN = 12.5% GOVERNMENT ROYALTY + 3% GORR on 8/8

                 PREPARED FOR: THE AMERICAN ENERGY GROUP, LTD.

                       SUMMARY OF PRODUCTION AND REVENUE

                                                      GROSS DAILY      GROSS     COMPANY     EFFECTIVE       COMPANY      REIMBURSE
                                        PRODUCING         GAS           GAS        NET          GAS        PRODUCTION       GOVT.
                                           WELL          SALES         SALES       GAS         PRICE         REVENUE        5% CWI
DATE                                      COUNT        (MMSCF/D)       MSCF       MMSCF        $/MSCF          MM$          (MM$)
-------------------------------------   ----------    ------------   ---------   --------    ----------    -----------    ----------
1998.................................     --             --             --         --           $ --         $--            $--
1999.................................        15             113         41,379    25,913        1.78            46.1          0.04
2000.................................        45             331        121,010    75,783        1.78           134.9          0.04
2001.................................        75             538        196,638   123,144        1.78           219.2          0.04
2002.................................       105             728        265,834   166,479        1.78           296.3          0.04
2003.................................       135             896        327,294   204,968        1.78           364.8          0.04
2004.................................       165           1,046        381,883   239,154        1.78           425.7         --
2005.................................       190           1,141        416,576   260,881        1.78           464.4         --
2006.................................       200           1,110        405,512   253,952        1.78           452.0         --
2007.................................       200           1,001        365,466   228,873        1.78           407.4         --
2008.................................       200             892        325,956   204,130        1.78           363.4         --
2009.................................       200             793        289,515   181,309         178           322.7         --
2010.................................       200             704        257,148   161,039        1.78           286.6         --
2011.................................       200             625        228,399   143,035        1.78           254.6         --
2012.................................       200             555        202,865   127,044        1.78           226.1         --
                                                                     ---------   --------                  -----------    ----------
Subtotal.............................                                3,825,475   2,395,704                   $4,264.4       $ 0.18
Thereafter...........................                                1,334,420   835,680                     1,487.5         --
                                                                     ---------   --------                  -----------    ----------
Total 33 Years.......................                                5,159,894   3,231,384                   $5,751.9       $ 0.18


                                         TOTAL         TOTAL
                                       OPERATING     OPERATING
                                        EXPENSE        INCOME
DATE                                     (MM$)         (MM$)
-------------------------------------  ----------    ----------
1998.................................   $   (0.3)     $   (0.3)
1999.................................       (9.1)         37.0
2000.................................      (24.7)        110.3
2001.................................      (37.3)        182.0
2002.................................      (48.8)        247.6
2003.................................      (59.0)        305.8
2004.................................      (68.1)        357.5
2005.................................      (73.9)        390.4
2006.................................      (72.1)        379.9
2007.................................      (65.4)        342.0
2008.................................      (58.8)        304.5
2009.................................      (52.8)        270.0
2010.................................      (47.4)        239.3
2011.................................      (42.6)        212.0
2012.................................      (38.3)        187.8
                                       ----------    ----------
Subtotal.............................   $ (698.6)     $3,565.9
Thereafter...........................     (303.4)      1,184.1
                                       ----------    ----------
Total 33 Years.......................   $(1,002.0)    $4,750.0


                                           GOVT.                                                FIELD       TOTAL
                                        PRODUCTION     SEISMIC     DRILLING     GATHERING     FACILITY     CAPITAL      UNDISC.
                                          BONUSLL        COST        COST          COST         COST        COSTS      CASH FLOW
DATE                                       (MM$)        (MM$)        (MM$)        (MM$)         (MM$)       (MM$)        (MM$)
-------------------------------------   -----------    --------    ---------    ----------    ---------    --------    ----------
1998.................................      $--          $--         $  (1.7)      $--          $ --        $  (1.7)    $   (2.0)
1999.................................       (0.4)        --           (21.0)       (11.3)         (2.3)      (34.9)         2.1
2000.................................      --            --           (22.5)       (11.3)         (5.3)      (39.0)        71.3
2001.................................       (0.8)         (2.3)       (22.5)       (11.3)         (0.8)      (37.5)       144.5
2002.................................       (1.1)         (2.3)       (22.5)       (11.3)         (0.8)      (37.9)       209.7
2003.................................       (2.3)        --           (22.5)       (11.3)         (0.8)      (36.8)       269.1
2004.................................       (3.8)        --           (22.5)       (11.3)         (0.8)      (38.3)       319.3
2005.................................      --            --           (15.0)        (7.5)         (0.8)      (23.3)       367.2
2006.................................      --            --           --            (0.8)         (0.8)       (1.5)       378.4
2007.................................      --            --           --            (0.8)         (0.8)       (1.5)       340.5
2008.................................      --            --           --            (0.8)         (0.8)       (1.5)       303.0
2009.................................      --            --           --            (0.8)         (0.8)       (1.5)       268.5
2010.................................      --            --           --            (0.8)         (0.8)       (1.5)       237.8
2011.................................      --            --           --            (0.8)         (0.8)       (1.5)       210.5
2012.................................      --            --           --            (0.8)         (0.8)       (1.5)       186.3
                                        -----------    --------    ---------    ----------    ---------    -------    ----------
Subtotal.............................      $(8.3)       $ (4.5)     $(150.2)      $(80.3)      $ (16.5)    $(259.7)    $3,306.2
Thereafter...........................      --            --           --           (13.5)        (15.8)      (29.3)     1,154.9
                                        -----------    --------    ---------    ----------    ---------    -------    ----------
Total 33 Years.......................      $(8.3)       $ (4.5)     $(150.2)      $(93.8)      $ (32.3)    $(289.0)    $4,461.1



                                       CUMULATIVE                   CUMULATIVE
                                         UNDISC.      10% DISC.      10% DISC.
                                        CASH FLOW     CASH FLOW      CASH FLOW
DATE                                      (MM$)         (MM$)          (MM$]
-------------------------------------  -----------    ----------    -----------
1998.................................    $  (2.0)      $   (2.0)     $    (2.0)
1999.................................        0.1            2.0         --
2000.................................       71.4           59.4           59.4
2001.................................      215.8          109.4          168.8
2002.................................      425.5          144.4          313.1
2003.................................      694.6          168.4          481.5
2004.................................    1,013.9          181.7          663.2
2005.................................    1,381.1          189.9          853.1
2006.................................    1,759.6          178.0        1,031.1
2007.................................    2,100.0          145.5        1,176.6
2008.................................    2,403.1          117.8          129.4
2009.................................    2,671.5           94.8        1,389.2
2010.................................    2,909.3           76.4        1,465.6
2011.................................    3,119.9           61.5        1,527.1
2012.................................    3,306.2           49.5        1,576.5
                                       ---------     ----------    -----------
Subtotal.............................   $3,306.2       $1,576.5      $ 1,576.5
Thereafter...........................   $4,461.1          191.1      $ 1,767.6
                                       ---------     ----------    -----------
Total 33 Years.......................   $4,461.1       $1,767.6      $ 1,767.6


                          UNDISC.
                        CASH FLOW
DISCOUNTED                (MM$)
----------             ----------
 0.00%                  $4,461.1
10.09%                   1,767.6
12.00%                   1,521.9
15.00%                   1,235.5
18.00%                   1,020.0
20.0%                      904.9


                         MARTIN PETROLEUM & ASSOCIATES

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                                  TABLE JAC-IV
                          JACOBABAD PROSPECT, PAKISTAN
                       PROBABLE GAS -- SUI MAIN LIMESTONE
               WI = 100% EXPLORATION PHASE, 75% DEVELOPMENT PHASE
               BURDEN = 12.5% GOVERNMENT ROYALTY + 3% GORR ON 8/8

                 PREPARED FOR: THE AMERICAN ENERGY GROUP, LTD.

JAC                                                                  01:08:00 PM
98032 PAKISTAN                                                       21 AUG 1998

CONSTANT $1.78/MCF CASE
EFFECTIVE AUGUST 1, 1998                                 ENGINEER: NEIL SEDGWICK

                               EXECUTIVE SUMMARY

Effective Date (ED).....................     August, 1998
Production Start Date (PSD).............       July, 1999
Date of First Investment (DFI)..........    October, 1998
Primary Discount Rate...................           10.00%
Project Life............................      32.42 years


VOLUMES                                                   GROSS                    WI                    NET
----------------------------------------                  -----                   ----                   ----
Oil.....................................       --          mstb        --         mstb        --         mstb
Gas.....................................    5,159,894.4    mmcf     3,869,920.8   mmcf     3,231,383.9   mmcf
Condensate..............................       --          mstb        --         mstb        --         mstb
Sulphur.................................       --          mtcn        --         mtcn        --         mtcn


PROFITABILITY INDICES (BEFORE TAX AND
ARTC)
----------------------------------------
Cash Flow Discounted at 10.00%
Internal Rate of Return.................             >100%
Payout..................................    December, 1999
Discounted Payout.......................     January, 2000
Undiscounted Income/Undiscounted
  Capital...............................            15.439
Discounted Income/Undiscounted
  Capital...............................             6.117
Discounted Income/Discounted Capital....             9.558

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                                  TABLE JAC-V

                          JACOBABAD PROSPECT, PAKISTAN

                 PROBABLE + POSSIBLE GAS -- SUI MAIN LIMESTONE
                WI=100% EXPLORATION PHASE, 75% DEVELOPMENT PHASE
                   BURDEN=12.5% GOVERNMENT ROYALTY = 3% GORR

                 PREPARED FOR: THE AMERICAN ENERGY GROUP, LTD.

JACPOS                                                               01:08:01 PM
98032 PAKISTAN                                                       21 Aug 1998
CONSTANT $1.78/MCF CASE
EFFECTIVE AUGUST 1, 1998                                 ENGINEER: NEIL SEDGWICK


                       SUMMARY OF PRODUCTION AND REVENUE

                                                     GROSS DAILY     GROSS     COMPANY    EFFECTIVE     COMPANY      REIMBURSE
                                        PRODUCING        GAS          GAS        NET         GAS       PRODUCTION      GOVT.
                                          WELL          SALES        SALES       GAS        PRICE       REVENUE       4% CWI
                DATE                      COUNT       (MMSCF/D)      MMSCF      MMSCF      $/MSCF         MM$          (MM$)
-------------------------------------   ---------    -----------   ---------  ---------   ---------    ----------    ---------
    1998.............................     --            --            --         --         $--         $ --           $--
    1999.............................       15            113         41,379     26,224      1.78           46.7        0.04
    2000.............................       45            331        121,010     76,690      1.78          136.5        0.04
    2001.............................       75            538        196,640    124,620      1.78          221.8        0.04
    2002.............................      105            729        266,262    168,743      1.78          300.4        0.04
    2003.............................      135            900        328,785    208,367      1.78          370.9        0.04
    2004.............................      165          1,054        384,932    243,951      1.78          434.2       --
    2005.............................      195          1,192        435,355    275,906      1.78          491.1       --
    2006.............................      225          1,316        480,636    304,603      1.78          542.2       --
    2007.............................      253          1,408        514,403    326,003      1.78          580.3       --
    2008.............................      265          1,378        503,166    318,881      1.78          576.6       --
    2009.............................      265          1,251        456,995    289,620      1.78          515.5       --
    2010.............................      265          1,127        411,816    260,989      1.78          464.6       --
    2011.............................      265          1,013        369,824    234,824      1.78          417.2       --
    2012.............................      265            909        332,114    210,477      1.78          374.6       --
                                                                   ---------  ---------                ----------    ---------
  Subtotal...........................                              4,843,316  3,069,451                 $5,364.6       $0.18
Thereafter...........................                              2,519,933  1,597,007                  2,842.7       --
                                                                   ---------  ---------                ----------    ---------
Total 38 Years.......................                              7,363,248  4,666,459                 $8,306.3       $0.18

                                         TOTAL        TOTAL
                                       OPERATING    OPERATING
                                        EXPENSE      INCOME
                DATE                     (MM$)        (MMS)
-------------------------------------  ---------    ---------
    1998............................. $    (0.3)   $   (0.3)
    1999.............................      (9.1)       37.6
    2000.............................     (24.7)      111.9
    2001.............................     (37.3)      184.6
    2002.............................     (48.9)      251.5
    2003.............................     (59.3)      311.6
    2004.............................     (68.7)      365.6
    2005.............................     (77.1)      414.1
    2006.............................     (84.6)      457.6
    2007.............................     (90.2)      490.1
    2008.............................     (88.4)      479.2
    2009.............................     (80.7)      434.9
    2010.............................     (73.1)      391.4
    2011.............................     (66.1)      351.1
    2012.............................     (59.9)      314.8
                                       --------    --------
  Subtotal........................... $  (868.3)   $4,595.5
Thereafter...........................    (523.5)    2,319.2
                                       --------    --------
Total 38 Years....................... $(1,391.8)   $6,914.7


                                           GOVT                                            FIELD       TOTAL      UNDISC.
                                        PRODUCTION    SEISMIC    DRILLING    GATHERING    FACILITY    CAPITAL      CASH
                                          BONUS        COST        COST        COST         COST       COSTS       FLOW
                DATE                      (MM$)        (MM$)      (MM$)        (MM$)       (MM$)       (MM$)       (MM$)
-------------------------------------   ----------    -------    --------    ---------    --------    -------    ---------
    1998.............................     -$-         $ --      $  (1.7)    $ --         $--        $  (1.7)    $  (2.0)
    1999.............................      (0.4)        (0.8)     (21.0)      (11.3)       (2.3)      (35.6)        1.9
    2000.............................     --            (3.0)     (22.5)      (11.3)       (5.3)      (42.0)       69.9
    2001.............................      (0.8)        (4.5)     (22.5)      (11.3)       (0.8)      (39.8)      144.8
    2002.............................      (1.1)        (4.5)     (22.5)      (11.3)       (0.8)      (40.1)      211.4
    2003.............................      (2.3)        --        (22.5)      (11.3)       (0.8)      (36.8)      274.9
    2004.............................      (3.8)        --        (22.5)      (11.3)       (0.8)      (38.3)      327.3
    2005.............................     --            --        (22.5)      (11.3)       (0.8)      (34.5)      379.6
    2006.............................     --            --        (22.5)      (11.3)       (0.8)      (34.5)      423.1
    2007.............................     --            --        (18.8)       (9.4)       (0.8)      (28.9)      461.2
    2008.............................     --            --        --           (0.8)       (0.8)       (1.5)      477.7
    2009.............................     --            --        --           (0.8)       (0.8)       (1.5)      433.4
    2010.............................     --            --        --           (0.8)       (0.8)       (1.5)      389.9
    2011.............................     --            --        --           (0.8)       (0.8)       (1.5)      349.6
    2012.............................     --            --        --           (0.8)       (0.8)       (1.5)      313.3
                                        ----------    ------    -------    ---------    --------    -------    ---------
  Subtotal...........................      $(8.3)     $(12.8)   $(199.0)    $(103.1)     $ 16.5)    $(339.6)    $4,255.9
    Thereafter.......................     --            --        --          (17.3)      (19.5)      (36.8)    2,282.4
                                        ----------    ------    -------    ---------    --------    -------    ---------
      Total 38 Years.................      $(8.3)     $(12.8)   $(199.0)    $ 120.4)     $(36.0)    $(376.3)    $6,538.4


                                                                  CUMULATIVE
                                       CUMULATIVE                 10% DISC.
                                        UNDISC.      10% DISC.       CASH
                                       CASH FLOW     CASH FLOW       FLOW
                DATE                     (MM$)         (MM$)        (MM$)
-------------------------------------  ----------    ---------    ----------
    1998.............................   $   (2.0)     $  (2.0)     $   (2.0)
    1999.............................       (0.1)         1.8          (0.2)
    2000.............................       69.8         58.2          58.0
    2001.............................      214.6        109.7         167.7
    2002.............................      426.0        145.5         313.2
    2003.............................      700.9        172.0         485.3
    2004.............................    1,028.3        186.2         671.5
    2005.............................    1,407.8        196.3         867.8
    2006.............................    1,830.9        198.9       1,066.8
    2007.............................    2,292.1        197.1       1,263.9
    2008.............................    2,769.8        185.7       1,449.6
    2009.............................    3,203.2        153.1       1,602.7
    2010.............................    3,593.1        125.2       1,727.9
    2011.............................    3,942.7        102.1       1,830.0
    2012.............................    4,255.9         83.2       1,913.2
                                       ----------    ---------    ----------
  Subtotal...........................   $4,255.9     $1,913.2      $1,913.2
    Thereafter.......................   $6,538.4        352.1      $2,265.2
                                       ----------    ---------    ----------
      Total 38 Years.................   $6,538.4     $2,265.2      $2,265.2

                                                UNDISC.
                                                 CASH
                                                 FLOW
             DISCOUNTED                          (MM$)
-------------------------------------        -------------
     0.00%...........................           $6,538.4
    10.00%...........................            2,265.2
    12.00%...........................            1,913.5
    15.00%...........................            1,514.8
    18.00%...........................            1,223.4
    20.00%...........................            1,071.3

               EXHIBIT "A" TO FORM 8-K DATED SEPTEMBER 22, 1998

                                  TABLE JAC-V
                          JACOBABAD PROSPECT, PAKISTAN
                 PROBABLE + POSSIBLE GAS -- SUI MAIN LIMESTONE
               WI = 100% EXPLORATION PHASE, 75% DEVELOPMENT PHASE
                  BURDEN = 12.5% GOVERNMENT ROYALTY + 3% GORR

                 PREPARED FOR: THE AMERICAN ENERGY GROUP, LTD.

JACPOS                                                               01:08:01 PM
98032 PAKISTAN                                                       21 AUG 1998

CONSTANT $1.78/MCF CASE
EFFECTIVE AUGUST 1, 1998                                 ENGINEER: NEIL SEDGWICK

                               EXECUTIVE SUMMARY

Effective Date (ED).....................     August, 1998
Production Start Date (PSD).............       July, 1999
Date of First Investment (DFI)..........    October, 1998
Primary Discount Rate...................           10.00%
Project Life............................      37.42 years


VOLUMES                                                   GROSS                    WI                    NET
----------------------------------------                  -----                   ----                   ----
Oil.....................................       --          mstb        --         mstb        --         mstb
Gas.....................................    7,363,248.4    mmcf     5,522,436.2   mmcf     4,666,458.6   mmcf
Condensate..............................       --          mstb        --         mstb        --         mstb
Sulphur.................................       --          mtcn        --         mtcn        --         mtcn


PROFITABILITY INDICES (BEFORE TAX AND
ARTC)
----------------------------------------
Cash Flow Discounted at 10.00%
Internal Rate of Return.................            >100%
Payout..................................    January, 2000
Discounted Payout.......................    January, 2000
Undiscounted Income/Undiscounted
  Capital...............................           17.374
Discounted Income/Undiscounted
  Capital...............................            6.019
Discounted Income/Discounted Capital....           10.081

               EXHIBIT "B" TO FORM 8-K DATED SEPTEMBER 22, 1998

                          MARTIN PETROLEUM & ASSOCIATES
      SU ITE 500, 808 - 4TH AVENUE S.W., CALGARY,, ALBERTA, T2P 3E8, CANADA
           TELEPHONE: (403) 264-5379  FACSIMILE (403) 263-3589
                         E-MAIL: MARTINPT@CADVISION.COM

September 17, 1998

The American Energy Group, Ltd.    Hycarbex-American Energy, Inc.
  PO Box 489                       61-A Marvi Road, F-7/1
  Simonton, Texas 77476            Islamabad, Pakistan

        RE: PLANNED FORM 8-K FILING FROM THE AMERICAN ENERGY GROUP, LTD.
                         TO BE DATED SEPTEMBER 22, 1998

We, the undersigned firm of petroleum engineers, hereby consent to the use of our name and the attachment of our report dated August 21, 1998, evaluating the Jacobabad, Pakistan Prospect as of August 1, 1998 in its entirety to the subject Filing.

                                          Yours truly,
                                          MARTIN PETROLEUM & ASSOCIATES


                                          /s/ S. NEIL SEDGWICK
                                              S. Neil Sedgwick, B.Sc., P.Eng.

              EXHIBIT "C" TO FORM 8-K/A DATED SEPTEMBER 28, 1998

                        THE AMERICAN ENERGY GROUP, LTD.
                                 P.O. BOX 489
                             SIMONTON, TEXAS 77476
                         (281) 346-2652 / 346-2903 FAX


SEPTEMBER 29, 1998

MR. MANSOOR GHAYUR
ASSISTANT DIRECTOR (TECH)
DIRECTORATE GENERAL PETROLEUM CONCESSIONS
MINISTRY OF PETROLEUM AND NATURAL RESOURCES
1019-A PAK PLAZA, BLUE AREA
ISLAMABAD, PAKISTAN

RE: JACOBABAD BLOCK - SECURITIES AND EXCHANGE COMMISSION FORM 8-K FILING

Dear Sir,
      This has reference to your letter No. Expl - 8(2) Hycarbex -Kharnhak - 1/98 dated September 25, 1998 regarding the above. Prior to receipt of your above referenced letter, the Company had filed its Form 8-K as planned. This is to confirm that the comments by the Government of Pakistan on the American Energy Group, Ltd.'s Form 8-K have been filed with the Securities and Exchange Commission along with our Company's comments to same. For your reference, AEG's comments are set out below using the same comment numbers as in Annex-I pertaining to the Form 8-K Filing as in your letter:

i) The Company's statement on this matter is a factual statement included to specifically dispel any previous impressions or implications that the Kharnhak #1 was a discovery. The disclosure that the Company has not applied for discovery status further attempts to emphasize this fact.

ii) Martin Petroleum and Associates experience is shown in Paragraph 4 of its Certificate of Qualification in its Report dated August 21, 1998, and attached to Form 8-K as Exhibit "A".

      The study was not authorized by the Joint Venture but by The American Energy group, Ltd, the parent company of a joint venture partner and an affiliate in terms of the Joint Operating Agreement. As advised by counsel, an affiliate to a joint venture party is entitled to receive information from an affiliated joint venture party and is authorized to disclose the same if required by law. Counsel has advised that the Martin Report is a material event requiring disclosure to the SEC. Therefore, as per advice received the release of the information is not "unauthorized".

      Consultants do not normally carry out an independent verification of the data but rely on the information provided by the client. Martin Petroleum has qualified its opinion accordingly.

iii) The Company agrees that the estimates are speculative, and have disclosed repeatedly the uncertainty of these estimates. Reserve Estimates, by their own definition, are a "calculated guess" prepared by qualified professionals as to various categories of reserves, qualified even further by categorization as either Proved, Probable, or Possible. When qualified as Probable, reserves are therefore recognized as not proven. As they are identified as such, they are in no way misleading. The estimates of Probable Reserves is the opinion of the consultant, Martin Petroleum and Associates.

iv) The Company again agrees that the estimates are speculative. The estimates of Probable Reserves is the opinion of the consultant, Martin Petroleum and Associates.

v) As discussed in Response #2, the study was not authorized by the Joint Venture but by The American Energy Group, Ltd, the parent company of a joint venture partner and an affiliate in terms of the Joint Operating Agreement. As advised by counsel, an affiliate to a joint venture party is entitled to receive information from an affiliated joint venture party and is authorized to disclose the same if required by law. Counsel has advised that the Martin Report is a material event requiring disclosure to the SEC. Therefore, as per advice received, the release of the information is not "unauthorized".


      We thank you for your consideration of these matters, and respectfully submit our responses for your review.


Yours Truly,

B/J/S

Bradley J. Simmons
President


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